Exhibit 10.29

Bradley S. Jacobs
Executive Chairman

December 14, 2025

Re: Special Advisor Agreement

This letter agreement between you (“Employee”) and XPO, Inc. (together with its successors and assigns, the “Company”) will act as an amendment to the Employment Agreement between you and the Company dated as of September 13, 2022 (as amended from time to time, the “Employment Agreement”).

The Company appreciates your desire to cease being Executive Chairman and a member of its Board of Directors (the “Board”) and willingness to provide support during a transitional period. As a result, the Company agrees that your role as Executive Chairman will end on December 31, 2025 (the “Transition Date”), after which you agree to continue employment in a non-executive capacity as Special Advisor through June 30, 2026 (the “Transition Period”).

Effective on the Transition Date, you are resigning from the Board.

The role of Special Advisor will be a part-time role, you will report to the Board and you will not be an executive officer. Your compensation during the Transition Period will be consistent with the terms of the Employment Agreement, as more fully set forth on Exhibit A hereto. The other terms and conditions set forth on Exhibit A are incorporated by reference herein. The parties agree that no further notice is required regarding cessation of employment under the Employment Agreement.

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Thank you for your dedicated service to the Company.

Sincerely yours,
XPO, Inc.

By: /s/ Carolyn Roach
Name: Carolyn Roach
Title: CHRO

Agreed and accepted:

/s/ Bradley S. Jacobs
Bradley S. Jacobs

Exhibit A - Transition Terms

Provision	Description
Compensation During Transition Period
Base Salary: Salary continues to be $600,000 on an annualized basis
2025 Bonus: Executive will remain eligible to receive his full 2025 bonus on existing criteria at the regular bonus payment time
2026 Bonus: Target bonus continues to be 150% of salary, pro-rated for 6-month service period and paid at target level

Treatment of Existing Equity Awards
Executive currently holds the RSUs and PSUs set forth on Schedule I, which will be treated as follows:
•Full Vesting By Mutual Agreement. The parties agree that the transactions hereunder will result in full vesting pursuant to Section 6(e) of the Employment Agreement, and so on the Transition Date, Executive will become fully vested in all outstanding RSUs and PSUs (with PSUs becoming vested at the projected actual performance level determined by shortening the performance period to December 31, 2025 where applicable and settled as soon as practical after such determination but in any event no later than January 31, 2026), subject to Section 6(f) of the Employment Agreement.

Benefits and Expenses	Executive will continue to be eligible to participate in all applicable benefit plans during the Term and to receive reimbursement of business expenses and administrative support, each as provided under the Employment Agreement.
Attorney Fees	The Company will pay Executive’s reasonable attorney fees in connection with these transition arrangements.
Update of Non-Compete Provisions
See Schedule II for an update to certain provisions in the Employment Agreement (the “Revised Non-Compete”). In addition, the full amount of the Non-Compete Payment (as defined in the Employment Agreement) shall be paid in a lump sum at the end of the Transition Period to the extent permitted by Section 11(m) of the Employment Agreement.

Schedule I

Outstanding Equity Awards

Award	Grant Date	Units Outstanding (at target)
Restricted Stock Unit Award	March 6, 2023	9,193
Performance-Based Restricted Stock Unit Award	March 6, 2023	110,314
Restricted Stock Unit Award	March 1, 2024	5,528
Performance-Based Restricted Stock Unit Award	March 1, 2024	33,167
Restricted Stock Unit Award	March 3, 2025	10,869
Performance-Based Restricted Stock Unit Award	March 3, 2025	43,475

Schedule II

Amendment to Non-Compete Provision

Section 7(b) Non-Competition. Employee agrees that Employee will not, during the Term and during the Non-Compete Period, within the Restricted Area, directly or indirectly (whether or not for compensation) become employed by, engage in business with, serve as an agent or consultant to, become an employee, partner, member, principal, stockholder or other owner (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of, any Competitive Business. For purposes of this Agreement, “Competitive Business” shall mean any individual, corporation, limited liability company, partnership, unincorporated organization, trust, joint venture or other entity that engages primarily in the provision of less-than-truckload transportation services. “Restricted Area” means Canada and any State of the United States and any other country in which the Company or any Company Entity does business or any other country in which any Company client is located during the Term or the Restricted Period. “Non-Compete Period” shall mean, subject to Section 8(c) below, three years following termination of Employee’s employment for any reason and, for the avoidance of doubt, regardless of whether such termination is before, upon or after expiration of the Term.